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                                                                  EXHIBIT 10.15


                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, LLC
                         AND EDUDATA CORPORATION (D&M)


                                      and


                                 479671 BC Ltd.
                           DBA NATIONAL DENTAL DIRECT


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                             DISTRIBUTOR AGREEMENT

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THIS AGREEMENT is made and entered into the 29th day of Aug. 1996.

BETWEEN:

DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, L.L.C.
AND EDUDATA CORPORATION
202-200 North Westlake Boulevard
Westlake Village, California
United States of America
91362

hereinafter called "D&M"

OF THE FIRST PART,

AND:

479671 BC LTD.
DBA NATIONAL DENTAL DIRECT
143 Riverpark Court
Bolton, Ontario
Canada
L7E 2P3

hereinafter called "NDD"

OF THE SECOND PART.

1.0     INTRODUCTION

1.1 D&M manufactures, and markets a range of hardware and associated software having applications in dentistry and other areas.

1.2 D&M is desirous of having NDD as exclusive distributor of its Products in the Territory described herein and to contract with any sub-distributors in the Territory herein described and under the Terms and conditions herein described; and NDD is desirous of marketing, selling, and supporting the sale of D&M's Products in the Territory and represents that it possesses the structural facility and the ability to promote and sell the Products.

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2.0     DEFINITIONS

2.1 PRODUCTS. As used herein, the word "Products" shall mean those set out in Appendix "A", particularly the TeliCam IntraOral Camera and D&M's full range of software.

2.2 NEW PRODUCT(S). As used herein, the word(s) "New Product(s)" shall mean a Product which may later be manufactured, developed, or distributed by D&M, but not included in the current Appendix "A".

2.3 D&M's TRADEMARKS. As used herein, D&M's Trademarks shall mean (a) the marks set forth in Appendix "D"; (b) all designs related to those marks, and (c) all other marks that D&M adds from time to time and authorizes NDD to use these marks.

        As of the commencing date and until further notice the Trademrks so designated are: DMD and TeliCam.

2.4 COMMENCEMENT. This Agreement shall commence on the 29th day of Aug. 1996.

2.5 TERM. This Agreement shall commence on the commencement date and shall continue for a Term of 5 years and shall be automatically renewed for the like Terms unless one party notifies the other not less than 90 days prior to the end of any Term of its intention to terminate this Agreement. This Agreement can be terminated by D&M if NDD does not purchase 60 TeliCam Cameras on a quarterly basis; if NDD does not pay for purchases of TeliCam Cameras on a Net 30 basis; or by any other provisions of this Agreement.

2.6 TERRITORY. The Territory shall mean the countries and areas listed in Appendix "B".

3.0     APPOINTMENT

        D&M hereby appoints NDD as its exclusive distributor of the Products in the Territory. NDD may designate their affiliated subsidiaries and successors in interest to receive the benefits of and to carry out the rights of NDD under this Agreement.


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4.0     TERMINATION

4.1 Immediate Termination. In addition to all other rights or remedies, either D&M or NDD may Terminate this Agreement upon 10 days prior written notice if:

        (a) the other party (1) makes an assignment for the benefit of creditors; (2) files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent; or (3) files any petition or answer seeking reorganization, liquidation or similar relief;

        (b) within 90 days after the commencement of any proceeding against the other party seeking reorganization, liquidation, or similar relief, the proceeding; has not been dismissed;

        (c) any court, tribunal, or government agency modifies any Terms of this Agreement to the substantial detriment of the party seeking Termination;

        (d) the other party dissolves or ceases to do business; or

        (e) the other party appoints a receiver or trustee for all or a part of its assets, business, or property.

4.2 NDD and D&M each agrees to advise the other immediately in writing of the occurrence of any event specified in Section 4.1.

4.3 Parts and Components Following Termination. D&M agrees to supply NDD parts and components, priced on the same basis as during the Term of this Agreement, for Products for a period of 12 full calendar months following the Termination of this Agreement.

5.0     NATIONAL DENTAL DIRECT'S OBLIGATIONS

5.1 NDD shall promote and develop sales of the Products in the Territory upon such Terms and conditions as it shall determine from time to time.

5.2 NDD shall maintain sales of the Products in the Territory at the following volumes: 240 TeliCam Cameras per year to be purchased at 60 units per quarter, net 30 days.

        In the event that NDD's purchases are less than the minimum quota set forth above for any quarter, D&M shall have the right to terminate this Agreement, if after giving notice of its intent in writing to NDD, NDD fails to rectify any shortfall within ninety (90) days from the time that such notice is given. If the minimum quota is met, D&M cannot terminate this Agreement.

        Reasonable minimum quotas for future products offered for sale by D&M to NDD will be established on a product by product basis. In no event will the minimum quotas exceed 10% of the sales volume experienced in the United States.

5.3 NDD shall maintain in the Territory, adequate facilities and sales personnel to undertake its obligations under this Agreement, as shall its sub-distributors.

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  5.4   NDD shall maintain a place of business, display rooms, installation and training department which shall, subject to reasonable prior notice, be available for inspection by D&M.

  6.0   D&M'S OBLIGATIONS

  6.1 D&M shall sell to NDD during the Term of this Agreement the Products described in Appendix "A"

  6.2 Should D&M or any associated companies develop or distribute New Products not listed in Appendix "A", NDD will be given a right of first refusal to become the exclusive distributor of such Products in the Territory.

  6.3 Promotional Materials. D&M shall provide to NDD, at its cost, such films, video tapes, brochures, marketing material, samples, etc., as it shall have available from time to time and which may assist NDD in the promotion and sales of the Products.

  6.4 Direct Mail Advertising. D&M shall provide, at no cost to NDD, 13,000 copies of every direct mail piece produced for D&M. All direct mail pieces produced for D&M shall be printed with the words "In Canada Call National Dental Direct at 1(800) 392-1171".

  6.5 Trade Journal Advertising. D&M will include the words "In Canada Call National Dental Direct at 1(800) 392-1171" in all trade journal advertising placed by D&M.

  6.6 Trade Show Booth Space. D&M will pay for a minimum of one ten foot booth space for all Canadian dental meetings attended by National Dental Direct. For large dental meetings, D&M will pay for one half of the total booth space required by National Dental Direct to a maximum of two booth spaces. In no event will D&M pay for more than two booth spaces for any given trade show.

  6.7 Trade Show Displays. D&M will provide, at no cost to NDD, trade show displays for use during dental meetings attended by NDD. NDD will pay the transportation costs for the trade show displays.

  6.8 Shipment of Orders. D&M shall fill and ship all Products ordered on NDD purchase orders in a prompt and timely manner. D&M will provide NDD with prompt notification of any delays in filling purchase orders.

  6.9 Trademarks. Subject to the provisions of this Agreement, D&M grants to NDD the exclusive right to use the Trademarks and Trade Names in connection with the marketing and distribution of the Products in the Territory during the Term of this Agreement.

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  7.0   Demonstration Equipment.  D&M shall provide NDD with up to fifteen demonstration systems for use in promoting the Products in the Territory during the Term of this Agreement. There shall be no cost to NDD for the use of the demonstration equipment, and ownership of all demonstration equipment will remain with D&M.

  7.1 Product Warranty. D&M warrants to NDD that the Products sold to NDD (a) are fit for, and safe to use for the purpose of which they are designed and promoted, and (b) shall be free from defects in materials and workmanship for a period of one year from the date the Products are received by the actual end user of the Products; provided however, that this warranty shall in no event extend beyond the close of the fifteenth full calendar month following the date of shipment by D&M.

        If NDD or its customers are made parties to any claim or action involving the Products, including claims relating to the manufacturer or use of the Products, NDD will immediately notify D&M in writing. D&M shall warrant and indemnify NDD pursuant to any such claims and hold NDD harmless and defend NDD against any such claims.

  7.2 Standards. All Products supplied by D&M must meet the standards, specifications and requirements of the country of the Territory described herein. D&M will incur the cost of modifying or changing Products in order to comply will all Products requirements and specifications.

  8.0   PRICING

  8.1 International Price List. NDD shall order and purchase the Products from D&M and D&M shall sell the Products to NDD at the price set forth in the then current price list for export to the Territory, the current version of which is attached as part of Appendix "C". D&M may from time to time during the Term of this Agreement change any or all of the prices set forth in the then current list upon sixty days written notice to NDD, provided that any change will not affect any existing orders placed by NDD.

  8.2 Pricing Terms. The prices for Products are quoted FOB Westlake Village, California, United States of America or Irvine, California, United States of America. All orders are to be in writing and shall be subject to prompt written acceptance by D&M.

  8.3 Payment Terms. Payment for orders for Products placed by NDD shall be on open account with payment due within thirty days of the shipment date or such other Terms as may be agreed upon from time to time.

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8.4     Prices offered to NDD shall be no greater than the price offered to other parties by D&M related companies.

8.5 All prices quoted and payments made shall be in the currency of the United States of America.

8.6     WARRANTY FULFILLMENT

8.7 Products are to be received by NDD and put through a quality control check within 15 days of receiving goods at NDD.

8.8     Products are either accepted or rejected by NDD.

8.9     If NDD REJECTS PRODUCTS:

        Products are sent back to D&M from NDD and re-shipped by D&M to NDD. D&M pays freight both ways.

9.0     If a Product malfunctions WITHIN 30 DAYS of being sold to the end user:

        - RMA number is issued by D&M.
        - NDD ships customer a loaner from NDD loaner inventory, at D&M's expense.
        - NDD has customer send defective unit to NDD at D&M's expense.
        - NDD completes customs paperwork to avoid paying additional tax and duty, and ships to D&M for repair or replacement at D&M's expense.
        - D&M prepays shipping charges back to NDD. No tax or duty charges incurred.
        - Warranty period starts over on the day D&M ships replacement unit.
        - NDD sends repaired unit to customer at D&M's expense.
        - NDD has customer send back loaner to NDD at D&M's expense.

9.1     If a Product malfunctions AFTER 30 DAYS of being sold to the end user:
                       (during one year warrantee period)

        - RMA number is issued by D&M.
        - NDD ships customer a loaner from NDD loaner inventory, at NDD's expense.
        - NDD has customer send defective unit to NDD at NDD's expense.
        - NDD completes customs paperwork to avoid paying additional tax and duty, and ships to D&M for repair or replacement at NDD's expense.
        - D&M prepays shipping charges back to NDD. No tax or duty charges incurred.
        - NDD sends repaired unit to customer at NDD's expense.
        - NDD has customer send back loaner to NDD at NDD's expense.

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9.2     If a Product malfunctions AFTER WARRANTEE period:

        - RMA number is issued by D&M.
        - NDD ships customer a loaner from NDD loaner inventory, at NDD's expense.
        - NDD has customer send defective unit to NDD at NDD's expense.
        - NDD completes customs paperwork to avoid paying additional tax and duty, and ships to D&M for repair or replacement at NDD's expense.
        - D&M bills NDD a reasonable fee for parts and labor.
        - D&M ships back to NDD at NDD's expense. No tax or duty charges incurred.
        - NDD sends repaired unit to customer at NDD's expense.
        - NDD has customer send back loaner to NDD at NDD's expense.

10.0    MISCELLANEOUS

10.1 Patents. NDD acknowledges that certain Products subject to this Agreement are extremely proprietary to D&M, and D&M expressly retains all right, title, or interest in the Products, patents, patent applications, copyrights, or trade secrets related to the Products. D&M warrants that it is the owner of and has the right to grant NDD use of the Trademarks in the Territory.

10.2 Independent Contractor. The relationship of NDD to D&M is that of independent contractor and neither party is in any way the legal representative or agent of the other for any purpose whatsoever. Neither party has any right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on the behalf of the other.

10.3 Entire Agreement. This Agreement and its appendixes constitute the entire and only Agreement between the parties hereto relating to this subject matter. This Agreement supersedes all previous Agreements, commitments, and presentations in respect thereto and may not be changed or modified in any manner except by an instrument of subsequent date signed by both parties.

10.4 Headings. The headings of this Agreement are inserted only as a matter of convenience and for reference and in no way define the scope or content of this Agreement or the construction of any provision hereof or of any instrument or document referred to herein.

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10.5    Severability. Whenever possible, each provision of this Agreement and all related documents shall be interpreted in such a manner as to be valid under applicable law, but if any such provision is invalid or prohibited under said applicable law, such provision shall be in effect up to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, U.S.A.

10.7 Arbitration. Any and every dispute or difference between the parties concerning the validity, meaning or effect of this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with such Rules, and the place of Arbitration shall be Vancouver, BC, Canada.

10.8 Notices. All notices or other communications required or given in connection with this Agreement shall be deemed to have been properly made when telecopied or deposited in the mail, postage pre-paid addressed as follows:

DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, L.L.C.       ATTN: PRESIDENT
202-200 North Westlake Boulevard,       Tel: 800 399-0999
Westlake Village, California 91362      Fax: 800 256-8628
U.S.A.

NATIONAL DENTAL DIRECT          ATTN: PRESIDENT
143 Riverpark Court                     Tel: 905 857-7816
Bolton, ON L7E 2P3                      Fax: 905 857-7698
CANADA

10.9 Compliance With Law. D&M will cooperate with NDD in seeking to have all Products comply in all material respects with all applicable laws in the Territory.

11.0 Force Majeure. Except for obligations relating to the payment of money, neither party will be liable for failure to perform its obligations under this Agreement when the failure is due to causes beyond the control of that party.

11.1 This Agreement shall be binding upon and applicable to any and all subsidiaries or related or controlled affiliates of D&M, its successors and assigns.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as the day and year first above written.


Attest:                 Dental/Medical Diagnostic Systems, LLC and
                        Edudata Corporation

---------------------   -------------------------------------
                        By: Robert H. Gurevitch


Attest:                 479671 BC LTD
                        DBA NATIONAL DENTAL DIRECT

September 23, 1996      /s/ Neil E. Magneson
---------------------   -------------------------------------
                        By: Neil E. Magneson

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                                   APPENDIX A

                                    PRODUCTS





                           Telicam intraoral camera.

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                                   APPENDIX B

                                   TERRITORY




                                     Canada

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                                   APPENDIX C

                                    PRICING




                     Telicam Intraoral Camera - $2,750 USD


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                                   APPENDIX D

                                   TRADEMARKS




                                    TeliCam
                                      DMD